Cliffs Natural Resources Inc. Nonemployee Directors’ Compensation Plan (Amended and Restated as of December 31, 2008)(filed as Exhibit 10(nnn) to Form 10-K of Cliffs Natural Resources Inc. on February 26, 2009 and incorporated by reference)